UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2011

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth under Items 2.03 and 5.02(e) below.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 5.02(e) below.  In order to finance the repurchase of 400,000 shares of Cherokee’s Common Stock from Mr. Margolis for aggregate proceeds of $7,260,000 (the “Repurchase”), which Repurchase is to be consummated on the Effective Date (as defined in Item 5.02(e) below) pursuant to the Margolis Note (as defined in Item 5.02(e) below), on January 28, 2011, Cherokee entered into a commitment letter (the “Debt Commitment Letter”) with U.S. Bank (the “Bank”) pursuant to which, subject to the terms and conditions set forth therein, the Bank committed to provide a term loan credit facility of $10,000,000 in principal (the “Loan Facility”), which Loan Facility is to be repaid in equal monthly installments of $277,778 over the next three years following the date of the loan. The proceeds from the Loan Facility will be used primarily to fund the Repurchase and to pay the $2,260,000 payment to Mr. Margolis pursuant to the Separation Agreement (as defined in Item 5.02(e) below).  The Loan Facility is to be secured by all of Cherokee’s assets and guaranteed by Cherokee’s wholly owned subsidiary, Spell C, LLC.  The terms and conditions to the Debt Commitment Letter include among others (i) the negotiation, execution and delivery of definitive documentation and (ii) the absence of a material adverse change with respect to the business, operations or assets of Cherokee. The Debt Commitment Letter terminates on March 31, 2011. There can be no assurance that the Loan Facility will be consummated on the terms described herein. If the Loan Facility is not completed as anticipated, Cherokee will need to seek alternative financing to enable it to fulfill its obligations under the Margolis Note, and such financing may not be available on terms equivalent to those in the Debt Commitment Letter.

The foregoing summary description of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                  On January 28, 2011 (the “Resignation Date”), Robert Margolis resigned his positions as Executive Chairman and as a director of Cherokee. In connection with such resignation, Cherokee’s Board of Directors (the “Board”) appointed Jess Ravich, who is currently an independent director of Cherokee, as the non-executive Chairman of the Board.

(e)                                  In connection with Mr. Margolis’ resignation from Cherokee, Mr. Margolis and Cherokee entered into a Separation Agreement and General Release of all Claims (the “Separation Agreement”), dated January 28, 2011. Mr. Margolis will have until February 4, 2011 to revoke the Separation Agreement. In the event that Mr. Margolis does not exercise his right to revoke the Separation Agreement, the Separation Agreement will become effective on February 5, 2011 (the “Effective Date”).

Pursuant to the Separation Agreement:

(i)                                     Mr. Margolis will be paid his annual performance bonus for Cherokee’s fiscal year ended January 29, 2011 in accordance with that certain Second Revised and Restated Management Agreement, dated as of November 29, 1999, by and between The Newstar Group d.b.a. The Wilstar Group (“Wilstar”) and Cherokee, as amended by that certain First Amendment to the Second Revised and Restated Management Agreement, dated as of August 28, 2007, by and between Wilstar and Cherokee, and further amended by that certain Second Amendment to the Second Revised and Restated Management Agreement, dated as of April 23, 2010, by and between Wilstar and Cherokee (such management agreement, as amended, the “Management Agreement”);

(ii)                                  Cherokee will pay Mr. Margolis a lump sum payment of an aggregate of Two Million Two Hundred Sixty Thousand Dollars ($2,260,000), which equates to the base salary and performance bonus Mr. Margolis would have been entitled to pursuant to the Management Agreement had he served as Executive Chairman of Cherokee through January 31, 2012;

(iii)                               Mr. Margolis’ outstanding option to purchase up to 100,000 shares of Cherokee’s Common Stock (the “Margolis Option”) will become fully vested and exercisable; and

(iv)                              On the Effective Date, Cherokee will repurchase from Mr. Margolis 400,000 shares of Cherokee’s Common Stock at a price per share of $18.15, which was the closing price of Cherokee’s Common Stock on the Resignation Date, for aggregate proceeds of $7,260,000.  Cherokee will acquire such shares from Mr. Margolis in consideration for the issuance by Cherokee to Mr. Margolis of a promissory note in the form attached to the Separation Agreement in the principal amount of $7,260,000 (the “Margolis Note”).  The Margolis Note is to bear interest at an annual rate of 3% and is to be repaid upon the earlier of the next business day following the funding of the Loan Facility (as defined in Item 2.03 above) pursuant to the Debt Commitment Letter (as defined in Item 2.03 above) or six months from the Effective Date.  In addition, on the Effective Date, Cherokee’s Chairman, Mr. Jess Ravich, and Cherokee’s Chief Executive Officer, Mr. Henry Stupp, will purchase 50,000 and 10,000 shares of Cherokee’s Common Stock, respectively, from Mr. Margolis at the same per share price for cash consideration of $907,500 and $181,500, respectively.

Furthermore, the Separation Agreement contains a general and mutual release of claims and covenant not to sue between Cherokee and Mr. Margolis and a mutual non-disparagement covenant, as well as a two year non-solicitation covenant of Mr. Margolis relating to Cherokee’s employees.  The terms and conditions of the Separation Agreement were approved by a special committee of Cherokee’s Board of Directors, comprised of Cherokee’s independent directors (the “Independent Committee”).

The description of the Management Agreement was previously reported in Cherokee’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2010, and is incorporated herein by reference. The description of the Margolis Option was previously reported in Cherokee’s Quarterly Report on Form 10-Q for the period ended May 1, 2010, which was filed with the Commission on June 9, 2010, and is incorporated herein by reference.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Also in connection with the appointment of Mr. Ravich as Cherokee’s non-executive Chairman of the Board, the Independent Committee (with Mr. Ravich abstaining) recommended, and Cherokee’s Board approved, the issuance to Mr. Ravich of a non-qualified, fully vested stock option to purchase up 100,000 shares of Cherokee’s Common Stock pursuant to Cherokee’s 2006 Incentive Plan, subject to a five year term (the “Ravich Stock Option”). The exercise price of the Ravich Stock Option is $18.15 per share, which was the closing price of Cherokee’s Common Stock on the date of issuance.  In addition, the Independent Committee (with Mr. Ravich abstaining) recommended, and Cherokee’s Board approved, that Mr. Ravich receive a fee of $5,000 for each in-person business meeting he attends in his capacity as Chairman of the Board at the request of Cherokee’s management that is held outside of the Los Angeles, California metropolitan area.

Also effective January 28, 2011, Cherokee and Henry Stupp, Cherokee’s Chief Executive Officer, entered into an amendment agreement (the “Stupp Amendment”).  The Stupp Amendment amends that certain Employment Agreement, between Cherokee and Mr. Stupp, dated August 26, 2010 (the “Stupp Employment Agreement”) and that certain Stock Option Agreement, between Cherokee and Mr. Stupp, dated August 26, 2010 (the “Stupp Option”). The Stupp Amendment was approved by the Independent Committee.

Pursuant to the Stupp Amendment:

(i)                                     The Stupp Employment Agreement, pursuant to which Mr. Stupp purchased 81,967 shares (the “Initial Shares”) of Cherokee’s Common Stock for investment proceeds of $1,500,000 on August 26, 2010 and which previously required Mr. Stupp to purchase an additional number of Cherokee’s Common Stock (such shares, the “Subsequent Shares”) for investment proceeds of $1,000,000 on or before January 31, 2011, was amended to provide that (a) Mr. Stupp may purchase the Subsequent Shares in two equal installments of $400,000 on or before July 21, 2011 and January 31, 2012, respectively and (b) the aggregate purchase price payable for the Subsequent Shares be reduced by $200,000 from $1,000,000 to $800,000;

(ii)                                  The Stupp Option, which is exercisable for up to 300,000 shares of Cherokee’s Common Stock subject to vesting in annual installments, and which previously required Mr. Stupp to forfeit 150,000 of the shares subject to the Stupp Option in the event that the Subsequent Shares were not acquired by Mr. Stupp on or before January 31, 2011, was amended to provide that such 150,000 shares subject to the Stupp Option shall instead be forfeited in installments of 75,000 in the event that the investments in the Subsequent Shares by Mr. Stupp contemplated by the Stupp Amendment do not occur on or before July 31, 2011 and January 31, 2012, respectively;

(iii)                               On or before February 28, 2011, Cherokee shall file with the Commission a registration statement to effect the registration for resale of both the Initial Shares and the shares of Common Stock that may be acquired upon exercise of the Stupp Option and Cherokee shall have additional obligations to file another registration statement upon the completion of Mr. Stupp’s acquisition of the Subsequent Shares; and

(iv)                              Cherokee agreed to permit Mr. Stupp to use the shares acquired pursuant to the Stupp Employment Agreement as collateral for personal loans, provided that the total amount of any loans collateralized by such shares shall not exceed 50% of the value of such shares.

The descriptions of the Stupp Employment Agreement and the Stupp Option were previously reported in Cherokee’s Current Report on Form 8-K, which was filed with the Commission on September 1, 2010, and is incorporated herein by reference.

The foregoing description of the Stupp Amendment is a summary and is qualified in its entirety by reference to the Stupp Amendment attached as Exhibit 10.3 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 8.01                                             Other Events.

Cherokee issued a press release, dated January 31, 2011, relating to the resignation of Robert Margolis and certain other matters described therein.  The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01                     Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Debt Commitment Letter, dated as of January 28, 2011, by and between Cherokee and U.S. Bank*
10.2	Separation Agreement and Mutual Release of All Claims, dated as of January 28, 2011, by and among Cherokee, Robert Margolis and The Newstar Group d.b.a. The Wilstar Group*
10.3	Amendment to Employment Agreement, by and between Cherokee and Henry Stupp, dated as of January 28, 2011*
99.1	Press Release of Cherokee Inc., dated as of January 31, 2011*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: January 28, 2011	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer